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                                                                     EXHIBIT 5.1

                               September 30, 2005

Medical Properties Trust, Inc.
1000 Urban Center Drive, Suite 501
Birmingham, Alabama 35242

Re: Legality of Securities to be Registered under Registration Statement on Form S-11 (File No. 333-121883)

Ladies and Gentlemen:

                This opinion is furnished in our capacity as Maryland counsel to Medical Properties Trust, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 25,411,039 shares (the "Shares") of the Company's common stock, $.001 par value per share (the "Common Stock"), under the Securities Act of 1933, as amended (the "1933 Act"). The Shares are covered by the above-referenced Registration Statement and all amendments thereto, filed by the Company with the Securities and Exchange Commission (the "Commission").

                In connection with our representation of the Company, and as a basis for the opinion set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

        1. The Registration Statement (Registration No. 333-121883), including all amendments thereto, with the prospectus included therein, in the form in which it was transmitted to the Commission under the 1933 Act (the "Resale Registration Statement");

        2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

        3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

        4. Resolutions adopted by the Board of Directors of the Company (the "Resolutions") relating to the registration, sale and issuance of the Shares, certified as of the date hereof by an officer of the Company;

        5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

        6. A certificate executed by an officer of the Company, upon which we have relied as to factual, not legal, representations, dated as of the date hereof; and

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        7.      Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

                In expressing the opinion set forth below, we have assumed the following:

        1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

        2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

        3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

        4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

        5. None of the Shares will be issued, sold or transferred in violation of the restrictions on ownership and transfer contained in Article VI of the Charter.

                Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

                The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland. The opinion expressed herein is specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

        This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement.

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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of the name of our firm therein in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                        Very truly yours,


                                        /s/ Baker, Donelson, Bearman, Caldwell &
                                        Berkowitz, a Professional Corporation